UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2020 (January 14, 2020)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2020, the Company entered into a Convertible Note Purchase Agreement (the “Agreement”) with James F. Westmoreland, the Company’s Chairman, President and Chief Executive Officer. As Consideration for the aggregate principal amount of $50,000.00 (the “Note”), Mr. Westmoreland, as of the Closing will have paid funds of $27,835.03 to the Company, including $10,000 loaned to the Company in December 2019 and added to the principal balance of the Note, and $17,835.03 paid as of the closing. Further, Mr. Westmoreland agreed to pay up to $22,164.97 in additional funding, in one or more tranches, as and when agreed upon. The Note will have a principal balance equal to the total amount of the Consideration paid by Mr. Westmoreland at any given time, and may be adjusted as necessary to reflect changes to such principal balance.

The Note has a maturity date of 180 days, or July 12, 2020 and carries no interest, fees or penalties. The Company may prepay the Notes at any time. If the Note is not repaid in full on or before the Maturity Date then, on the day following the Maturity Date, the Note will automatically convert into that number of Conversion Shares equal to the quotient obtained by dividing (x) the outstanding principal balance of the Note on the date of such conversion by (y) a Conversion Price of $0.004. The terms of the Agreement and the Note are more favorable to the Company than the financing available to the Company from a third party.

The Agreement and the Note were each reviewed and approved by the Company’s board of directors, including all disinterested directors, all the members of the Compensation Committee and all the members of the Nominating and Corporate Governance Committee, and were approved pursuant to the Company’s Related Party Transactions policy.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated by reference herein.

The Note was issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, and pursuant to applicable state securities laws and regulations, in that the sale and purchase of such securities did not involve any public offering, Mr. Westmoreland is an “accredited investor” as that term is defined under Rule 501 of Regulation D, Mr. Westmoreland had access to information about the Company and its investment, Mr. Westmoreland took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

References to Agreements

The descriptions of the Convertible Note Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the forms of the Convertible Note Purchase Agreement and Note which are attached as an Exhibit to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference
10.1	Form of Convertible Note Purchase Agreement and Note, issued by the Company dated as of January 14, 2020.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: January 17, 2020

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